77Q1(e)

SUB-INVESTMENT ADVISORY AGREEMENT

            AGREEMENT dated March 11, 2013, among BlackRock Energy and Resources Trust, a Delaware statutory trust
(the "Trust"), BlackRock Advisors, LLC, a Delaware
limited liability company (the "Advisor"), and BlackRock International Limited, a corporation organized under the laws of Scotland (the "Sub-Advisor").
            WHEREAS, the Advisor has agreed to furnish
investment advisory services to the Trust, a closed-end management investment company registered under the
Investment Company Act of 1940, as amended (the "1940
Act");
            WHEREAS, the Advisor wishes to retain the Sub-Advisor to provide it with certain sub-advisory services as described below in connection with Advisor's advisory activities on behalf of the Trust;
            WHEREAS, the investment management agreement
between the Advisor and the Trust, dated September 29,
2006 (such agreement or the most recent successor
agreement between such parties relating to advisory
services to the Trust is referred to herein as the
"Advisory Agreement"), contemplates that the Advisor may appoint a sub-adviser to perform investment advisory services with respect to the Trust; and
            WHEREAS, this Agreement has been approved in
accordance with the provisions of the 1940 Act, and the Sub-Advisor is willing to furnish such services upon the terms and conditions herein set forth;
            NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is
hereby acknowledged, it is agreed by and between the
parties hereto as follows:
            1.	Appointment.  The Advisor hereby appoints
the Sub-Advisor to act as sub-advisor with respect to the Trust and the Sub-Advisor accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. For the purposes of the rules of the Financial Services Authority of the United Kingdom (the "FSA") and based on information obtained in respect of the Advisor, the Advisor will be treated by the Sub-Advisor as a professional client.
            2.	Services of the Sub-Advisor.  Subject to
the succeeding provisions of this section, the oversight
and supervision of the Advisor and the direction and
control of the Board of Trustees of the Trust, the Sub-Advisor will perform certain of the day-to-day operations of the Trust, which may include one or more of the
following services, at the request of the Advisor:  (a)
acting as investment advisor for and managing the
investment and reinvestment of those assets of the Trust
as the Advisor may from time to time request and in
connection therewith have complete discretion in
purchasing and selling such securities and other assets
for the Trust and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Trust; (b) arranging, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets of the Trust; (c) providing investment research and credit analysis concerning the Trust's investments,
(d) assist the Advisor in determining what portion of the Trust's assets will be invested in cash, cash equivalents and money market instruments, (e) placing orders for all purchases and sales of such investments made for the
Trust, and (f) maintaining the books and records as are required to support the Trust's investment operations.
At the request of the Advisor, the Sub-Advisor will also, subject to the oversight and supervision of the Advisor and the direction and control of the Board of Trustees of
the Trust, provide to the Advisor or the Trust any of the facilities and equipment and perform any of the services described in Section 3 of the Advisory Agreement. In addition, the Sub-Advisor will keep the Trust and the
Advisor informed of developments materially affecting the Trust and shall, on its own initiative, furnish to the
Trust from time to time whatever information the Sub-
Advisor believes appropriate for this purpose. The Sub-Advisor will periodically communicate to the Advisor, at such times as the Advisor may direct, information
concerning the purchase and sale of securities for the
Trust, including:  (a) the name of the issuer, (b) the
amount of the purchase or sale, (c) the name of the
broker or dealer, if any, through which the purchase or
sale is effected, (d) the CUSIP number of the instrument,
if any, and (e) such other information as the Advisor may reasonably require for purposes of fulfilling its obligations to the Trust under the Advisory Agreement.
The Sub-Advisor will provide the services rendered by it
under this Agreement in accordance with the Trust's
investment objectives, policies and restrictions (as
currently in effect and as they may be amended or
supplemented from time to time) as stated in the Trust's Prospectus and Statement of Additional Information and
the resolutions of the Trust's Board of Trustees.
The Sub-Advisor represents, warrants and covenants that
it is authorized and regulated by the FSA.
            3.	Covenants. (a)  In the performance of its
duties under this Agreement, the Sub-Advisor shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940
Act and the Investment Advisers Act of 1940, as amended
(the "Advisers Act"), and all applicable Rules and
Regulations of the Securities and Exchange Commission
(the "SEC"); (ii) any other applicable provision of law;
(iii) the provisions of the Agreement and Declaration of
Trust and By-Laws of the Trust, as such documents are
amended from time to time; (iv) the investment objectives
and policies of the Trust as set forth in its
Registration Statement on Form N-2; and (v) any policies
and determinations of the Board of Trustees of the Trust.
                  (b)	In addition, the Sub-Advisor will:
                  (i)	place orders either directly
with the issuer or with any broker or dealer.
Subject to the other provisions of this
paragraph, in placing orders with brokers and
dealers, the Sub-Advisor will attempt to obtain
the best price and the most favorable execution
of its orders.  The Advisor has been provided
with a copy of the Sub-Advisors's order
execution policy and hereby confirms that it has
read and understood the information in the order
execution policy and agrees to it.  In
particular, the Advisor agrees that the Sub-
Advisor may trade outside of the regulated
market or multilateral trading facility.  In
placing orders, the Sub-Advisor will consider
the experience and skill of the firm's
securities traders as well as the firm's
financial responsibility and administrative
efficiency.  Consistent with this obligation,
the Sub-Advisor may select brokers on the basis
of the research, statistical and pricing
services they provide to the Trust and other
clients of the Advisor or the Sub-Advisor.
Information and research received from such
brokers will be in addition to, and not in lieu
of, the services required to be performed by the
Sub-Advisor hereunder.  A commission paid to
such brokers may be higher than that which
another qualified broker would have charged for
effecting the same transaction, provided that
the Sub-Advisor determines in good faith that
such commission is reasonable in terms either of
the transaction or the overall responsibility of
the Advisor and the Sub-Advisor to the Trust and
their other clients and that the total
commissions paid by the Trust will be reasonable
in relation to the benefits to the Trust over
the long-term.  In no instance, however, will
the Trust's securities be purchased from or sold
to the Advisor, the Sub-Advisor or any
affiliated person thereof, except to the extent
permitted by the SEC or by applicable law.
Subject to the foregoing and the provisions of
the 1940 Act, the Securities Exchange Act of
1934, as amended, and other applicable
provisions of law, the Sub-Advisor may select
brokers and dealers with which it or the Trust
is affiliated;
                  (ii)	maintain books and records
with respect to the Trust's securities
transactions and will render to the Advisor and
the Trust's Board of Trustees, such periodic and
special reports as they may request;
                  (iii)	maintain a policy and
practice of conducting its investment advisory
services hereunder independently of the
commercial banking operations of its affiliates.
When the Sub-Advisor makes investment
recommendations for the Trust, its investment
advisory personnel will not inquire or take into
consideration whether the issuer of securities
proposed for purchase or sale for the Trust's
accounts are customers of the commercial
department of its affiliates; and
                  (iv)	treat confidentially and as
proprietary information of the Trust all records
and other information relative to the Trust, and
the Trust's prior, current or potential
shareholders, and will not use such records and
information for any purpose other than
performance of its responsibilities and duties
hereunder, except after prior notification to
and approval in writing by the Trust which
approval shall not be unreasonably withheld and
may not be withheld where the Sub-Advisor may be
exposed to civil or criminal contempt
proceedings for failure to comply, when
requested to divulge such information by duly
constituted authorities, or when so requested by
the Trust.
            4.	Services Not Exclusive.  Nothing in this
Agreement shall prevent the Sub-Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or
corporation, or from engaging in any other lawful
activity, and shall not in any way limit or restrict the Sub-Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.
            5.	Books and Records.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the Trust are the property of the Trust as the case
may be and further agrees to surrender promptly to the
Trust, any such records upon the Trust's request as the
case may be.  The Sub-Advisor further agrees to preserve
for the periods prescribed by Rule 31a-2 under the 1940
Act the records required to be maintained by Rule 31a-1
under the 1940 Act (to the extent such books and records
are not maintained by the Advisor).
            6.	Expenses.  During the term of this
Agreement, the Sub-Advisor will bear all costs and
expenses of its employees and any overhead incurred by
the Sub-Advisor in connection with its duties hereunder; provided that the Board of Trustees of the Trust may approve reimbursement to the Sub-Advisor of the pro-rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for
the time spent on the Trust's operations (including,
without limitation, compliance matters) (other than the provision of investment advice and administrative services required to be provided hereunder) of all
personnel employed by the Sub-Advisor who devote
substantial time to the Trust's operations or the
operations of other investment companies advised or sub-advised by the Sub-Advisor.
            7.	Compensation.
                  (a)	For that portion of the Trust for
which the Sub-Advisor acts as sub-adviser, the Advisor
agrees to pay to the Sub-Advisor and the Sub-Advisor
agrees to accept as full compensation for all services rendered by the Sub-Advisor pursuant to this Agreement, an annual fee in arrears in an amount equal to 50.6% of
the management fees received by the Advisor from the
Trust with respect to the average daily value of the
Managed Assets of the Trust allocated to the Sub-Advisor.
                  (b)	For purposes of this Agreement, the
Managed Assets of the Trust shall be calculated pursuant
to the procedures adopted by resolutions of the Board of Trustees of the Trust for calculating the value of the
Trust's assets or delegating such calculations to third
parties.
                  (c)	If Advisor waives any or all of its
advisory fee payable under the Advisory Agreement, or reimburses the Trust pursuant to Section 8(b) of that Agreement, with respect to the Fund, Sub-Advisor will bear its share of the amount of such waiver or
reimbursement by waiving fees otherwise payable to it hereunder on a proportionate basis to be determined by comparing the aggregate fees that would otherwise be paid to it hereunder with respect to the Fund to the aggregate
fees that would otherwise be paid by the Trust to Advisor under the Advisory Agreement with respect to the Fund.
Advisor shall inform Sub-Advisor prior to waiving any
advisory fees.
            8.	Indemnity.
                  (a)	The Trust may, with the prior consent
of the Board of Trustees of the Trust, including a
majority of the trustees of the Trust that are not
"interested persons" of the Trust (as defined in Section 2(a)(19) of the 1940 Act), indemnify the Sub-Advisor and each of the Sub-Advisor's directors, officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and
agents thereof (including any individual who serves at
the Sub-Advisor's request as director, officer, partner, member, trustee or the like of another entity) (each such person being an "Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such
Indemnitee in connection with the defense or disposition
of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may
have been involved as a party or otherwise or with which
such Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which
such Indemnitee shall have been adjudicated not to have
acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Trust and furthermore, in the case of any criminal proceeding,
so long as such Indemnitee had no reasonable cause to
believe that the conduct was unlawful; provided, however,
that (1) no Indemnitee shall be indemnified hereunder
against any liability to the Trust, the Trust's
shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii)
gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnitee's position
(the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement
or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be
provided unless there has been a determination that such settlement or compromise is in the best interests of the
Trust and that such Indemnitee appears to have acted in
good faith in the reasonable belief that such
Indemnitee's action was in the best interest of the Trust
and did not involve disabling conduct by such Indemnitee
and (3) with respect to any action, suit or other
proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full
Board of Trustees of the Trust, including a majority of
the trustees of the Trust who are not "interested
persons" of the Trust (as defined in Section 2(a)(19) of
the 1940 Act).
                  (b)	The Trust shall make advance payments
in connection with the expenses of defending any action
with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Trust unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the trustees of the Trust determine that the facts then known to them would not preclude indemnification.  In addition, at least one of
the following conditions must be met: (A) the Indemnitee shall provide a security for such Indemnitee-undertaking,
(B) the Trust shall be insured against losses arising by reason of any unlawful advance, or (C) a majority of a quorum consisting of trustees of the Trust who are
neither "interested persons" of the Trust (as defined in
Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts
(as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.
                  (c)	All determinations with respect to
indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnitee is
not liable by reason of disabling conduct, or (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the
Trust, or (ii) if such a quorum is not obtainable or even,
if obtainable, if a majority vote of such quorum so
directs, independent legal counsel in a written opinion.
All determinations that advance payments in connection
with the expense of defending any proceeding shall be authorized shall be made in accordance with the immediately preceding clause (2) above.
            The rights accruing to any Indemnitee under
these provisions shall not exclude any other right to
which such Indemnitee may be lawfully entitled.
            9.	Limitation on Liability.
                  (a)	The Sub-Advisor will not be liable for
any error of judgment or mistake of law or for any loss suffered by the Advisor or by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss
resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement. As used in this Section 8(a), the term "Sub-Advisor" shall include any affiliates of the Sub-Advisor performing services for the Fund contemplated hereby and partners, directors, officers and employees of the Sub-Advisor and such affiliates.
                  (b)	Notwithstanding anything to the
contrary contained in this Agreement, the parties hereto acknowledge and agree that, as provided in Section 5.1 of
Article V of the Agreement and Declaration of Trust, this Agreement is executed by the Trustees and/or officers of the Trust, not individually but as such Trustees and/or officers of the Trust, and the obligations hereunder are not binding upon any of the Trustees or Shareholders individually but bind only the estate of the Trust.
            10.	Duration and Termination.
                  (a)	This Agreement shall become effective
as of the date hereof and, unless sooner terminated with respect to the Trust as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Trust for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Trust's Board of Trustees or a vote of a majority of the outstanding voting securities of the Trust at the time outstanding and entitled to vote and (b) by the vote of a majority of the Trustees, who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.
                  (b)	Notwithstanding the foregoing, this
Agreement may be terminated by the Trust or the Advisor
at any time, without the payment of any penalty, upon
giving the Sub-Advisor 60 days' notice (which notice may
be waived by the Sub-Advisor), provided that such
termination by the Trust or the Advisor shall be directed
or approved by the vote of a majority of the Trustees of
the Trust in office at the time or by the vote of the
holders of a majority of the voting securities of the
Trust at the time outstanding and entitled to vote, or by
the Sub-Advisor on 60 days' written notice (which notice
may be waived by the Trust and the Advisor), and will terminate automatically upon any termination of the
Advisory Agreement between the Trust and the Advisor.
This Agreement will also immediately terminate in the
event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings of such terms in the 1940 Act.)
            11.	Notices.  Any notice under this Agreement
shall be in writing to the other party at such address as
the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the
fourth day after the postmark if such notice is mailed
first class postage prepaid.
            12.	Amendment of this Agreement.  This
Agreement may be amended by the parties only if such
amendment is specifically approved by the vote of the
Board of Trustees of the Trust, including a majority of
those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the 1940 Act, by a vote of a
majority of the outstanding voting securities of the Fund.
            13.	Miscellaneous.  The captions in this
Agreement are included for convenience of reference only
and in no way define or delimit any of the provisions
hereof or otherwise affect their construction or effect.
If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected
thereby.  This Agreement shall be binding on, and shall
inure to the benefit of the parties hereto and their
respective successors.
            14.	Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of
the State of New York for contracts to be performed
entirely therein without reference to choice of law
principles thereof and in accordance with the applicable provisions of the 1940 Act.
            15.	Counterparts.  This Agreement may be
executed in counterparts by the parties hereto, each of
which shall constitute an original counterpart, and all
of which, together, shall constitute one Agreement.

[Signature Page Follows]


            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the day and year first above written.


BLACKROCK ADVISORS, LLC

By:  /s/ Neal J. Andrews

     Name:  Neal J. Andrews
     Title:    Managing
Director


BLACKROCK INTERNATIONAL
LIMITED


By:  /s/ Katie Smith

     Name:
     Title:


BLACKROCK INTERNATIONAL
LIMITED


By: /s/ Gregor Craig

     Name:
     Title


BLACKROCK ENERGY & RESOURCES
TRUST


By:  /s/ John Perlowski

     Name:  John Perlowski
     Title:    President and
Chief Executive Officer
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1060255.02-NYCSR01A		MSW - Draft February 8, 2013 - 10:30 AM

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1060255.02-NYCSR01A		MSW - Draft February 8, 2013 - 10:30 AM

Signature Page to BIL Sub-Investment Advisory Agreement

1060255.02-NYCSR01A		MSW - Draft February 8, 2013 - 10:30 AM